                                                                       Exhibit 3

                                                                         2/20/03

                                     BY-LAWS
                             OF JLG INDUSTRIES, INC.
                          (A PENNSYLVANIA CORPORATION)

                                     OFFICES

      1. The registered office shall be at P.O. Box 695, McConnellsburg, Pennsylvania 17233.

      2. The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                      SEAL

      3. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania".

                              SHAREHOLDERS' MEETING

      4. All meetings of the shareholders shall be held at such place within or without the Commonwealth of Pennsylvania as the Board of Directors may designate from time to time and in the absence of such designation shall be held at the principal office of the Corporation in Ayr Township, Pennsylvania.

      5. The annual meeting of the shareholders shall be held on the fourth Monday of November in each year, or at such other date as may be fixed by the Board of Directors, in order to elect the Board of Directors of the Corporation and transact such other business as may properly be brought before the meeting. If the annual meeting shall not be called and held within six months after the fourth Monday in November, any shareholder may call such meeting.

      6. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by articles of incorporation or by these by-laws. If however, such quorum shall not be present or represented at any meeting of the shareholders, those entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares shall be present. In the case of any meeting called for the election of directors, adjournment or adjournments may be taken only from day to day until such directors have been elected, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

      7. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and delivered to the Secretary at or prior to the meeting. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution. In all elections for directors cumulative voting shall not be permitted. No share shall be voted at any meeting upon which any installment is due and unpaid. The original share ledger or transfer book, or a duplicate thereof kept in this Commonwealth shall be prima facie evidence of the right of the person named therein to vote thereon.

      8. Written notice of the annual meeting shall be mailed to each shareholder entitled to vote thereat, at such address as appears on the books of the Corporation, at least five days prior to such meeting. Business to be transacted at such meeting shall be confined to objects stated in the notice or shareholder proposals submitted in accordance with these bylaws. At any annual meeting of shareholders, proposals by shareholders shall be considered only if (a) such proposal is a "Proper Matter for Shareholder Consideration" as set forth herein, and (b) prior notice thereof has been timely given as provided herein. A shareholder's proposal shall be deemed a "Proper Matter for Shareholder Consideration" unless, pursuant to Rule 14a-8(c) promulgated under the Securities Exchange Act of 1934, as amended (or any similar or successor rule or regulation), the Corporation would be entitled to omit such proposal from its proxy statement for an annual meeting of shareholders had such proposal been timely submitted to the Corporation for consideration at such annual meeting of shareholders in accordance with Rule 14a-8. Notice of any proposal to be presented by any shareholder (outside the solicitation of proxies pursuant to the rules and regulations of the Securities and Exchange Commission) at an annual meeting of shareholders shall be delivered in writing to the Secretary of the Corporation not later than the anniversary of the date which is ninety (90) days prior to the date of the immediately preceding year's annual meeting of shareholders. Notice of any such proposal to be presented at any annual shareholders meeting shall include: (i) the text of the proposal to be presented, (ii) a brief written statement of the reasons for such shareholder's support of the proposal, (iii) the name and address of record of the proposing shareholder, (iv) the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder, and (v) a representation that the shareholder is a shareholder of record of common stock of the Corporation, is entitled to vote at such meeting and intends to appear in person or by proxy to present the proposal at such meeting. It shall also describe, in detail, any material interest of such shareholder in the proposal. If the Board of Directors, after affording the shareholder a reasonable opportunity to cure any deficiency which the Board of Directors identifies in the original notice, determines that notice of a proposal was not effected in accordance with the foregoing procedure, then such proposal shall not be eligible for consideration at the meeting and such determination shall be conclusive and binding upon the Corporation and its shareholders.

      9. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholders or his proxy, shall make such appointment at the meeting. The number of judges may be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. On request of the chairman of the meeting, or of any shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.

      10. Special meetings of the shareholders may be called at any time by resolution adopted by the Board of Directors. At any time upon adoption of a resolution by the Board of Directors to call a special meeting, it shall be the duty of the Secretary to call a special meeting of the shareholders, to be held at such time as the Secretary may fix, not less than 10 nor more than 60 days after receipt of the request.

      11. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto.

      12. Written notice of a special meeting of the shareholders, stating the time and place and object thereof, shall be mailed, postage prepaid, to each shareholder entitled to vote thereat at such address as appears on the books of the Corporation, at least five days before such meeting, unless a greater period of notice is required by statute in a particular case.

                                   VOTING LIST

      13. The officer or agent having charge of the transfer books shall make a complete list of the shareholders entitled to vote at the meetings, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and places of the meeting, and shall be subject to the inspection of any such shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote in person or by proxy, at any meeting of shareholders.

                                    DIRECTORS

      14. The business of this Corporation shall be managed by its Board of Directors, which shall consist of such number of persons, not less than 3 and no more than 15, as may be determined from time to time by the Board of Directors; provided that no determination by the Board of Directors may reduce the term of office of any incumbent Director. Directors shall be elected by the shareholders at the annual meeting of shareholders of the Corporation. Any person to be eligible for election by the shareholders must meet the requirements of a "Qualified Nominee" as defined below in this section and must be nominated by either the Board of Directors or by a shareholder or group of shareholders that own, as reflected on the Corporation's share register, at least one share of the Corporation's stock that is then currently entitled to vote at a meeting called for the election of directors. Any such nominations by persons other than the Board of Directors must be received by the Secretary of the Corporation no later than the anniversary of the date which shall have been ninety (90) days prior to the date of the immediately preceding year's annual meeting accompanied by written statements signed by each person so nominated setting forth all information in respect of such person as would be required to be included in a proxy statement filed with the Securities and Exchange Commission pursuant to Rule 14(a) under the Securities Exchange Act of 1934, as amended, had such person been nominated, or intended to be nominated, by the Board of Directors, and stating that such person consents to such nomination and consents to serve as a Director of the Corporation if elected. The Secretary shall promptly refer all such proposed nominations to the Nominating Committee of the Board of Directors. Within fifteen (15) days following the receipt by the Secretary of a stockholder notice of nomination pursuant hereto, the Nominating Committee shall instruct the Secretary of the Corporation to advise the notifying stockholder of any deficiencies in the notice as determined by the Committee. The notifying stockholder shall cure such deficiencies within fifteen (15) days of receipt of such notice. No persons shall be eligible for election as a director of the Corporation unless nominated in accordance herewith. Nominations not made in accordance herewith may, in the discretion of the presiding officer at the meeting and with the advice of the Nominating Committee, be disregarded by the presiding officer and, upon his or her instructions, all votes cast for each such nominee may be disregarded. The determinations of the presiding officer at the meeting shall be conclusive and binding upon all stockholders of the Corporation for all purposes. A person will be a "Qualified Nominee" if such person (i) beneficially owns at least one thousand shares of the Corporation's Common Stock, par value $.20 per share, such amount to be adjusted from time to time following September 5, 1996, by any stock split, stock dividend, reclassification or recapitalization by the Corporation (the "Minimum Shares"), or (ii) commits to the Corporation in writing to purchase the Minimum Shares within 18 months of being nominated as a director candidate, provided that any person who fails to acquire the Minimum Shares within 18 months of being nominated may not be considered a Qualified Nominee until such person beneficially owns the Minimum Shares.

      15. In addition to the powers and authorities by these by-laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not be statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

      16. The meetings of the Board of Directors may be held at such place within this Commonwealth, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

      17. Each newly elected Board may meet at such place and time as shall be fixed by the shareholders at the meeting at which such directors are elected, and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, or they may meet at such place and time as may be fixed by the consent of all the directors.

      18. Regular meetings of the Board shall be held without notice at such time and place as shall be determined by the Board.

      19. Special meetings of the Board may be called by the Chairman of the Board on at least three days notice to each director, either personally or by mail, telegram, or to any director who has so requested and provided the Secretary with an e-mail or Internet address designated for receipt of notices, by e-mail or other electronic communication to such address; special meetings shall be called by the Chairman of the Board or Secretary in a like manner and on like notice on the written request of two directors, or more.

      20. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. If all the directors shall severally or collectively consent to any action to be taken by the Corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors.

      21. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided by resolution of the Board of Directors, shall have and shall exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of any such committee or committees, the member of members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

                             LIABILITY OF DIRECTORS

      22. A director, as such, shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under 42 Pa. C.S. Section 8363 and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this Section shall not apply to the responsibility or liability of a director pursuant to any criminal statue or the liability of a director for the payment of taxes pursuant to local, state or federal law.

                            COMPENSATION OF DIRECTORS

      23. Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board PROVIDED, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                    OFFICERS

      24. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice-Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. It shall not be necessary for the officers to be directors.

      25. The Board of Directors shall fix the salaries of all officers of the Corporation.

      26. The officers of the Corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in their judgment the best interests of the Corporation will be served thereby.

                              LIABILITY OF OFFICERS

      27. An officer, as such, shall not be personally liable to the Corporation or its shareholders, for monetary damages, unless the officer has breached or failed to perform the duties of his or her office under the Corporation's articles of incorporation, these by-laws or applicable provisions of law, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this Section shall not apply to the responsibility or liability of an officer pursuant to any criminal statute or the liability of an officer for the payment of taxes pursuant to local, state or federal law.

                              CHAIRMAN OF THE BOARD

      28.1 The Chairman of the Board shall provide leadership to the Board of Directors in discharging its functions; shall preside at all meetings of the Board of Directors and shareholders, shall act as a liaison between the Board of Directors and the Corporation's management; and, with the Chief Executive Officer, shall represent the Corporation to the shareholders, investors and other external groups. The Chairman of the Board may sign certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors. The Chairman of the Board shall be ex-officio a member of all committees of the Board of Directors and shall perform such other duties as are specified by these by-laws or as from time to time may be assigned by the Board of Directors. If the Chairman of the Board is absent or incapacitated, the President, if a director, or such other director appointed by the Board of Directors, shall have the powers and duties of the Chairman of the Board.

                             CHIEF EXECUTIVE OFFICER

      28.2. The Chief Executive Officer shall be the Corporation's principal executive officer, with responsibility for the general management of the Corporation's business affairs, subject to the direction of the Board of Directors. The Chief Executive Officer shall develop and recommend to the Board of Directors long-term strategies for the Corporation, annual business plans and budgets to support those strategies, and plans for management development and succession that will provide the Corporation with an effective management team. The Chief Executive Officer shall serve as the Corporation's chief spokesperson to internal and external groups and may execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer shall perform such other duties as are specified by these by-laws or as may from time to time be assigned by the Board of Directors. If the Chief Executive Officer is absent or incapacitated, the President shall have the powers and duties of the Chief Executive Officer.

                                    PRESIDENT

      29.1. The President shall have such duties as are assigned by the Chief Executive Officer or the Board of Directors. The President may sign certificates of stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

                             CHIEF OPERATING OFFICER

      29.2. Under the direction of the Chief Executive Officer, the Chief Operating Officer shall oversee the management of the Corporation's day-to-day business in a manner consistent with the Corporation's financial and operating goals and objectives. The Chief Operating Officer may execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Operating Officer shall perform such other duties as are specified by these by-laws or as may from time to time be assigned by the Board of Directors.

                                 VICE-PRESIDENT

      30. In the absence of the President or the Chief Operating Officer to perform the duties of such office (including, in the absence of the Chief Executive Officer, the duties of that office), or in the event of each of such officer's inability to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall have all the powers of and be subject to all the restrictions upon the Chief Operating Officer or President, as applicable. The Vice-Presidents shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Chief Executive Officer, or the President.

                                    SECRETARY

      31. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and act as clerk thereof, and record all the votes of the Corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer. The Secretary shall keep in safe custody the corporate seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it.

      32. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary, under the supervision of the Chief Executive Officer, and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or Chief Executive Officer.

                                    TREASURER

      33. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall keep the moneys of the Corporation in a separate book account to the credit of the Corporation.

      34. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

      35. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurer in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of such officer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer, under the supervision of the Chief Executive Officer, and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or Chief Executive Officer.

                                    VACANCIES

      36. If the office of any officer or agent, one or more, becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

            Vacancies in the Board of Directors shall be filled, by persons who are Qualified Nominees as defined in Section 14 of those By-Laws, by the vote of a majority of the remaining members of the Board though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

                                CORPORATE RECORDS

      37. There shall be kept at the principal place of business, the registered office or any actual business office of the Corporation, or at the office of a transfer agent or registrar of the Corporation, an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its by-laws, including all amendments or alterations thereto to date, certified by the Secretary of the Corporation. An original or duplicate share register shall also be kept at the principal place of business, the registered office, any actual business office of the Corporation, or at the office of a transfer agent or registrar of the Corporation, giving the names of the shareholders in alphabetical order, and showing their respective addresses and the number and classes of shares held by each.

                               SHARE CERTIFICATES

      38. The share certificates of the Corporation shall be numbered and registered in the transfer books of the Corporation, as they are issued. They shall be signed by either the Chairman of the Board or the President and by the Secretary and shall bear the corporate seal. Any or all signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                               TRANSFERS OF SHARES

      39. Assuming no conflict with valid share transfer restrictions, transfers of shares shall be made on the books of the Corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by his attorney, lawfully constituted in writing.

                  CLOSING TRANSFER BOOKS OR FIXING RECORD DATE

      40. The Board of Directors may fix a time, not less than ten or more than ninety days, prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution or to receive any such allotment of rights, or to exercise the rights in respect to any change, conversion or exchange of shares. In such cases, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed, as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed for the determination of shareholders entitled to receive notice of, or vote at, a shareholders meeting, transferees of shares which are transferred on the books of the Corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or vote at such meeting.

                                LOST CERTIFICATE

      41. Any person claiming a share certificate to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Corporation may require, and shall, if required by the Corporation, give the Corporation a bond of indemnity with sufficient surety to protect the Corporation or any person injured by the issue of a new certificate from any liability or expense which it or they may incur by reason of the original certificate remaining outstanding, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, but always subject to the approval of the Corporation.

                                     CHECKS

      42. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

      43. The fiscal year shall begin the 1st day of August of each year.

                                    DIVIDENDS

      44. Subject to the provisions of the statutes, the Board of Directors may declare and pay dividends upon the outstanding shares of the Corporation out of its surplus from time to time and to such extent as they deem advisable, in cash, property or in shares of the Corporation.

            Before payment of any dividend there may be set aside out of the net profits of the Corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.

                           DIRECTORS' ANNUAL STATEMENT

      45. The Chairman of the Board and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the Corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

                                     NOTICES

      46. Except as otherwise specified in these by-laws, whenever notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, by telegram, charges prepaid, or by e-mail or other electronic communication, to his address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. If the notice is sent by e-mail or other electronic communication, it shall be deemed to have been given to the person entitled thereto when transmitted to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted. Any shareholder or director may waive any notice required to be given under these by-laws.

                                 INDEMNIFICATION

      47.A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to be which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court of common pleas of the county in which the registered office of the Corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

      C. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs A or B of this Section 47 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      D. Any indemnification under paragraphs A or B of this Section 47 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he had met the applicable standard of conduct set forth in such paragraph. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (2) if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.

      E. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph D of this Section 47 upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Section 47.

      F. The indemnification provided by this Section 47 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

      48.A. The Corporation shall indemnify any person who was or is an "authorized representative" of the Corporation (which shall mean for purposes of this Section a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, partner, trustee or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise) and who was or is a party (which shall mean for purposes of this Section any threatened, pending or completed action, suit, appeal or proceeding of any nature, whether civil, criminal, administrative, or investigative, whether formal or informal, including an action by or in the right of the Corporation or a class of its security holders) by reason of the fact that he or she was or is an authorized representative of the Corporation, against any liability (which shall mean for purposes of this Section any damage, judgment, penalty, fine, amount paid in settlement, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature including, without limitation, attorneys' fees and disbursements) including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except where such indemnification is for acts or failures to act constituting self-dealing, willful misconduct or recklessness. If an authorized representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the Corporation shall indemnify such authorized representative to the maximum extent for such portion of the liabilities. The termination of any proceeding by judgment, order, settlement, indictment or conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the authorized representative is not entitled to indemnification.

      B. Notwithstanding any other provision of this Section, the Corporation shall not indemnify under this Section an authorized representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This paragraph does not apply to reimbursement of expenses incurred in successfully prosecuting or defending the rights of an authorized representative granted by or pursuant to this Section.

      C. Expenses (including attorneys' fees and disbursements) incurred in good faith shall be paid by the Corporation on behalf of an authorized representative in advance of the final disposition of a proceeding described in paragraph A of this Section upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined pursuant to paragraph F of this Section that such person is not entitled to be indemnified by the Corporation as authorized in this Section. The financial ability of such authorized representative to make such repayment shall not be a prerequisite to the making of an advance.

      D. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate. Absent fraud, the determination of the Board of Directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

      E. An authorized representative shall be entitled to indemnification within 30 days after a written request for indemnification has been received by the Secretary of the Corporation.

      F. Any dispute related to the right to indemnification or advancement of expenses as provided under this Section, except with respect to indemnification for liability arising under the Securities Act of 1933 which the Corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration, to be conducted at the Corporation's executive offices (or such other location to which the Corporation has given its consent), in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Corporation, the second of whom shall be selected by the authorized representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if the arbitrators selected by the Corporation and the authorized representative cannot agree on the selection of the third arbitrator within 30 days after such time as the Corporation and the authorized representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the Court of Common Pleas of Fulton County, Pennsylvania (or of the court of general jurisdiction in the municipality in which the Corporation's executive offices are located). Each arbitrator selected as provided herein is required to be or have been a director of a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated quotations Systems. The party or parties challenging the right of an authorized representative to the benefits of this Section shall have the burden of proof. The Corporation shall reimburse an authorized representative for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration. Any award entered by the arbitrators shall be final, binding and nonappealable, and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable.

      G. An authorized representative shall be deemed to have discharged such person's duty to the Corporation if he or she has relied in good faith on information, advice or an opinion, report or statement prepared by:

            (1) one or more officers or employees of the Corporation whom such authorized representative reasonably believes to be reliable and competent with respect to the matter presented;

            (2) legal counsel, public accountants or other persons as to matters that the authorized representative reasonably believes are within the person's professional or expert competence; or

            (3) a committee of the Board of Directors on which he or she does not serve as to matters within its area of designated authority, which committee he or she reasonably believes to merit confidence.

      H. All rights to indemnification under this Section shall be deemed a contract between the Corporation and the authorized representative pursuant to which the Corporation and each authorized representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

      I. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, certificate or articles of incorporation, by-law, agreement, vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and shall continue as to a person who has ceased to be an authorized representative in respect of matters arising prior to such time and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

      J. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided by this Section.

                                   AMENDMENTS

      49. Except as otherwise provided by the Business Corporation Law, these by-laws may be amended (i) at any regular or special meeting of the Board of Directors by the affirmative vote of a majority of the members of the Board, or
(ii) at any annual or special meeting of the shareholders by the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, provided that in the case of any such meeting of the shareholders, notice of the proposed amendment shall have been contained in the notice of such meeting and provided further that the shareholders shall always have the power to change any such action by the Board.